Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in the Registration Statement of Monitronics International, Inc. on Form S-4 of our report dated June 27, 2013 on the consolidated financial statements of Security Networks, LLC and Subsidiaries as of December 31, 2012 and for the year then ended included in the Form S-4 of Monitronics International, Inc. filed on October 18, 2013 and to the reference to our Firm under the caption “Experts”.

/s/ CohnReznick LLP

Atlanta, Georgia
October 18, 2013